July 1, 2025, as amended on December 18, 2025 and January 23, 2026

The Putnam Funds

100 Federal Street

Boston, Massachusetts 02110

Ladies and Gentlemen:

Putnam Investment Management, LLC (“PIM”) and Franklin Advisers, Inc. (“FAV”), as applicable, hereby contractually agree, as of the date hereof, with respect to the funds specified below or in Schedule A, Schedule B, or Schedule C, to waive fees and reimburse certain expenses in the manner provided below:

1.	Other expenses.

a.

PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each open-end fund listed on Schedule A and each variable trust fund listed on Schedule B to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract (including any applicable performance-based upward or downward adjustment to a fund’s base management fee), and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.20% of the fund’s average net assets. This contractual waiver will remain in effect for a fund through the expiration of one year following the effective date of the next annual update of the fund’s registration statement.

b.

FAV agrees to waive fees and/or reimburse expenses of Putnam Dynamic Asset Allocation Equity Fund to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract, and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.02% of the fund’s average net assets. This contractual waiver will remain in effect through the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

2.	Fund-specific expense limitations.

a.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund — exclusive of payments under the fund’s distribution plans, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period following the effective date of the next annual update of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses
Putnam VT Emerging Markets Equity Fund	1.09%
Putnam VT Mortgage Securities Fund	0.50%

b.

As set forth in the table below, PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period (three-year period in the case of Putnam Ultra Short MAC Series) following the effective date of the next post-effective amendment of each fund’s registration statement:

Fund	Proposed Contractual Limitation on Total Fund Operating Expenses
Putnam Emerging Markets Equity Fund	0.78%
Putnam Global Income Trust	0.43%
Putnam Income Fund	0.33%
Putnam Multi-Asset Income Fund	0.40%
Putnam International Value Fund	0.59%
Putnam Ultra Short MAC Series	0.00%
Putnam Mortgage Opportunities Fund	0.46%
Putnam Ultra Short Duration Income Fund	0.24%
Putnam Short-Term Municipal Income Fund	0.28%

c.

As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the expiration of the one-year period following the effective date of the next post-effective amendment of each fund’s registration statement:

Putnam U.S. Research Fund	0.49%
Putnam International Small Cap Fund	1.05%

3.

Putnam Short Term Investment Fund. FAV agrees to waive the contractual management fee of 0.25% for Putnam Short Term Investment Fund through the expiration of the one-year period following the effective date of the next update of the fund’s registration statement.

4.

Putnam VT Focused International Equity Fund. PIM agrees to waive 5 basis points of the contractual management fee payable by Putnam VT Focused International Equity Fund through the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

5.	Target Date Funds.

a.

Sustainable Retirement Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Sustainable Retirement Fund, in an amount equal to the fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Sustainable Retirement Fund in an amount sufficient to result in total annual fund operating expenses for each share class of the fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Sustainable Retirement 2070 Fund) after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of each fund’s registration statement (except for Putnam Sustainable Retirement 2060 Fund, which will remain in effect through the date that is ten years after the effective date of the next amendment filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended, of the fund’s registration statement).

Share Class	Net Total Expense Ratio Cap
Class A	0.60%
Class C	0.60%
Class R	0.75%
Class R3	0.75%
Class R4	0.75%
Class R5	0.60%
Class R6	0.50%
Class Y	0.60%

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b.

Retirement Advantage Funds: FAV agrees to (1) waive fees and/or reimburse expenses of each Putnam Retirement Advantage Fund in an amount equal to each fund’s “acquired fund fees and expenses” and (2) waive fees and/or reimburse expenses of each class of shares specified below of each Putnam Retirement Advantage Fund in an amount sufficient to result in total annual fund operating expenses for each class of each fund – exclusive of payments under the fund’s distribution plan, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), acquired fund fees and expenses, and extraordinary expenses – that equal the amount specified in the table below of the fund’s average net assets attributable to each such class. Each of these contractual waivers will remain in effect through the date that is three years (one year, in the case of Putnam Retirement Advantage 2070 Fund) after the effective date of the next annual update of each fund’s registration statement.

Share Class	Net Total Expense Ratio Cap
Class A	0.55%
Class C	0.55%
Class R	0.70%
Class R3	0.70%
Class R4	0.70%
Class R5	0.55%
Class R6	0.45%
Class Y	0.55%

6.

Management fees of affiliated funds. PIM or FAV, as applicable, agrees to waive fees and/or reimburse expenses of each fund specified above or in Schedule A or Schedule B (other than Putnam Short Term Investment Fund, each Putnam Sustainable Retirement Fund and each Putnam Retirement Advantage Fund) by an amount equal to the management fees paid by Franklin Templeton affiliated funds with respect to assets the fund invests in such affiliated funds. This

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With effect as at such time as an amendment to the registration statement of Putnam Target Date Funds describing the changes to each Putnam Sustainable Retirement Fund’s principal investment strategies, risks, and name, as approved by the Board of Trustees on December 18, 2025, becomes effective, and thereafter, the table that immediately follows the first paragraph of Section 5.a. of this agreement is hereby deleted and replaced with the following:

Share Class	Net Total Expense Ratio Cap
Class A	0.70%
Class C	0.70%
Class R	0.85%
Class R3	0.85%
Class R4	0.85%
Class R5	0.70%
Class R6	0.60%
Class Y	0.70%

contractual waiver will remain in effect for a fund through the expiration of one-year period following the effective date of the next annual update of the fund’s registration statement.

Effective July 1, 2025, as amended through January 23, 2026, this contractual undertaking supersedes any prior contractual expense limitation provisions between PIM or FAV and the funds. This undertaking shall be binding upon any successors and assignees of PIM or FAV, as applicable.

A copy of the Declaration of Trust (including any amendments thereto) of each of The Putnam Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

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Very truly yours,

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

FRANKLIN ADVISERS, INC.

By:	/s/ Thomas C. Merchant
Thomas C. Merchant, Chief Legal Officer

Agreed and accepted by each Putnam fund listed on Schedule A, Schedule B and Schedule C

By:	/s/ Jonathan S. Horwitz
Jonathan S. Horwitz
Executive Vice President, Principal
Executive Officer, and Compliance Liaison

Schedule A

Putnam Convertible Securities Fund

Putnam Diversified Income Trust

Putnam Asset Allocation Funds

-Putnam Dynamic Asset Allocation Balanced Fund

-Putnam Dynamic Asset Allocation Conservative Fund

-Putnam Dynamic Asset Allocation Growth Fund

-Putnam Multi-Asset Income Fund

Putnam Focused International Equity Fund

Putnam Funds Trust

-Putnam Emerging Markets Equity Fund

-Putnam Floating Rate Income Fund

-Putnam Focused Equity Fund

-Putnam Global Technology Fund

-Putnam International Value Fund

-Putnam Mortgage Opportunities Fund

-Putnam Core Equity Fund

-Putnam Small Cap Growth Fund

-Putnam Ultra Short Duration Income Fund

George Putnam Balanced Fund

Putnam Global Health Care Fund

Putnam Global Income Trust

Putnam High Yield Fund

Putnam Income Fund

Putnam International Equity Fund

Putnam Investment Funds

-Putnam Government Money Market Fund

-Putnam International Small Cap Fund

-Putnam Large Cap Growth Fund

-Putnam U.S. Research Fund

-Putnam Small Cap Value Fund

-Putnam Sustainable Future Fund

Putnam Large Cap Value Fund

Putnam Money Market Fund

Putnam Mortgage Securities Fund

Putnam Sustainable Leaders Fund

Putnam Tax-Free Income Trust

-Putnam Strategic Intermediate Municipal Fund

Schedule B

Putnam Variable Trust

-Putnam VT Core Equity Fund

-Putnam VT Diversified Income Fund

-Putnam VT Emerging Markets Equity Fund

-Putnam VT Focused International Equity Fund

-Putnam VT George Putnam Balanced Fund

-Putnam VT Global Asset Allocation Fund

-Putnam VT Global Health Care Fund

-Putnam VT Government Money Market Fund

-Putnam VT High Yield Fund

-Putnam VT Income Fund

-Putnam VT International Equity Fund

-Putnam VT International Value Fund

-Putnam VT Large Cap Growth Fund

-Putnam VT Large Cap Value Fund

-Putnam VT Mortgage Securities Fund

-Putnam VT Research Fund (to be renamed Putnam VT U.S. Research Fund)

-Putnam VT Small Cap Growth Fund

-Putnam VT Small Cap Value Fund

-Putnam VT Sustainable Future Fund

-Putnam VT Sustainable Leaders Fund

Schedule C

Other Funds Subject to Expense Limitations

Putnam Funds Trust

-Putnam Dynamic Asset Allocation Equity Fund

-Putnam Short Term Investment Fund

Putnam Target Date Funds

-Putnam Sustainable Retirement Maturity Fund (to be renamed Putnam Retirement Advantage Plus Maturity Fund)

-Putnam Sustainable Retirement 2070 Fund (to be renamed Putnam Retirement Advantage Plus 2070 Fund)

-Putnam Sustainable Retirement 2065 Fund (to be renamed Putnam Retirement Advantage Plus 2065 Fund)

-Putnam Sustainable Retirement 2060 Fund (to be renamed Putnam Retirement Advantage Plus 2060 Fund)

-Putnam Sustainable Retirement 2055 Fund (to be renamed Putnam Retirement Advantage Plus 2055 Fund)

-Putnam Sustainable Retirement 2050 Fund (to be renamed Putnam Retirement Advantage Plus 2050 Fund)

-Putnam Sustainable Retirement2045 Fund (to be renamed Putnam Retirement Advantage Plus 2045 Fund)

-Putnam Sustainable Retirement2040 Fund (to be renamed Putnam Retirement Advantage Plus 2040 Fund)

-Putnam Sustainable Retirement2035 Fund (to be renamed Putnam Retirement Advantage Plus 2035 Fund)

-Putnam Sustainable Retirement2030 Fund (to be renamed Putnam Retirement Advantage Plus 2030 Fund)

-Putnam Retirement Advantage Maturity Fund

-Putnam Retirement Advantage 2070 Fund

-Putnam Retirement Advantage 2065 Fund

-Putnam Retirement Advantage 2060 Fund

-Putnam Retirement Advantage 2055 Fund

-Putnam Retirement Advantage 2050 Fund

-Putnam Retirement Advantage 2045 Fund

-Putnam Retirement Advantage 2040 Fund

-Putnam Retirement Advantage 2035 Fund

-Putnam Retirement Advantage 2030 Fund